SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2004

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	0-12515	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive, Warsaw, Indiana 46582

(Address of Principal Executive Offices, including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

On June 18, 2004, Biomet, Inc. (“Biomet”) issued a press release announcing that the holders of a majority of the common stock of Interpore International, Inc. (“Interpore”) approved the proposed merger (the “Merger”) of Laker Acquisition Corp. I, a wholly owned subsidiary of Biomet (“Laker”), with and into Interpore. Immediately thereafter, the Merger was consummated in accordance with the Agreement and Plan of Merger, dated March 7, 2004, by and among Biomet, Laker and Interpore, with Interpore surviving under the name “Interpore Spine Ltd.” As a result of the Merger, the holders of the outstanding stock of Interpore became entitled to receive $14.50 per share in cash, without interest, from Biomet, and Interpore became a wholly-owned subsidiary of Biomet. Biomet paid the purchase price out of currently available cash and out of borrowings under the Credit Agreement, dated as of June 18, 2004, by and among Biomet, Bank of America, N.A. and UBS Securities LLC (the “Credit Agreement”).

A copy of the aforementioned press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.	Financial Statements and Exhibits.
(a)-(b)	Not applicable.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of March 7, 2004, by and among Biomet, Inc., Laker Acquisition Corp. I, and Interpore International, Inc. (incorporated by reference to Exhibit 1 of Bionet, Inc.’s Schedule 13D filed March 17, 2004).

10.1	Credit Agreement, dated as of June 18, 2004, by and among Biomet, Inc., Bank of America, N.A. and UBS Securities LLC.

99.1	Press release dated June 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMET, INC.

Date: June 18, 2004	By:	/s/ Daniel P. Hann
Daniel P. Hann
	Its:	Senior Vice President,
General Counsel and Secretary

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Exhibit Index

EXHIBIT NO.	DESCRIPTION
2.1	Agreement and Plan of Merger, dated as of March 7, 2004, by and among Biomet, Inc., Laker Acquisition Corp. I, and Interpore International, Inc. (incorporated by reference to Exhibit 1 of Biomet, Inc.’s Schedule 13D filed March 17, 2004).

10.1	Credit Agreement, dated as of June 18, 2004, by and among Biomet, Inc., Bank of America, N.A. and UBS Securities LLC.

99.1	Press release dated June 18, 2004.

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